   As filed with the Securities and Exchange Commission on September 10, 1997


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A
                                 Amendment No. 1

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)           AUGUST 21, 1997


Commission File Number:    000-22685


                               VORNADO REALTY L.P.
             (Exact name of registrant as specified in its charter)


                DELAWARE                                    13-3925979
(State or other jurisdiction of incorporation)           (I.R.S. Employer
                                                       Identification Number)


PARK 80 WEST, PLAZA II, SADDLE BROOK, NEW JERSEY               07663
    (Address of principal executive offices)                 (Zip Code)


                                  (201)587-1000
              (Registrant's telephone number, including area code)


                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)

         This form 8-K/A amends Vornado Realty L.P.'s Form 8-K previously filed on August 29, 1997 to include certain required financial statements and pro forma financial information.


Item 1.  Not Applicable.

Item 2.  Acquisition or Disposition of Assets.


                   On August 21, 1997, Vornado Realty Trust, which owns 90.4% and is the sole general partner of Vornado Realty L.P., entered into an agreement with the owners of 90 Park Avenue, pursuant to which Vornado restructured the mortgage, took title to the land and obtained a 43 year lease on the building under which Vornado will manage the building and receive the building's cash flow. As part of the restructuring, the amount of the debt was adjusted from the face value of $193,000,000 to Vornado's May 1997 acquisition cost of $185,000,000, the maturity date of the debt was extended to August 31, 2022 and the interest rate was set at 7.5%. Vornado purchased the land from the borrower for $8,000,000, which was further applied to reduce the debt to $177,000,000. The remaining investment will be reclassified as real estate.

                  90 Park Avenue is an 875,000 square foot office building in Manhattan.

                  These transactions were arrived at through arms-length negotiations and were consummated through a subsidiary of Vornado Realty L.P.

Items 3-4. Not Applicable.

Item 5.  Other Events.

                  On August 22, 1997, Vornado Realty Trust entered into an Agreement and Plan of Merger (the "Merger Agreement") among Vornado, Arbor Property Trust ("Arbor") and Trees Acquisition Subsidiary, Inc., ("Merger Sub"), a wholly-owned subsidiary of Vornado, pursuant to which Arbor is to be merged with and into Merger Sub. Holders of Arbor common shares of beneficial interest ("Arbor Common Shares") are to receive
         0.121905 common shares of beneficial interest of Vornado per Arbor Common Share or, at the election of the holder of Arbor Common Shares,
         0.153846 Series A Convertible Preferred Shares of Vornado per Arbor Common Share. The Merger Agreement provides that simultaneously with the consummation of the merger, Vornado Realty Trust will cause the Green Acres Mall, which is currently indirectly wholly owned by Arbor, to be owned directly or indirectly by Vornado Realty L.P.

Item 6.  Not Applicable.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(a) - (b)         There are filed herewith (a) the financial statements of Green
         Acres Mall and the Plaza at Green Acres ("Arbor") and the financial statements of 90 Park Avenue commencing on page 4 and (b) the Condensed Consolidated Pro forma Balance Sheet of Vornado Realty L.P. (the "Operating Partnership") as of June 30, 1997 and the Condensed Consolidated Pro forma Statement of Income of the Operating Partnership for the six months ended June 30, 1997 and the year ended December 31, 1996, commencing on page 14, prepared in connection with the restructuring of the Operating Partnership's real estate investment in 90 Park Avenue and its merger with Arbor Property Trust. The "Vornado/Mendik" column included in the pro forma statements of income for the year ended December 31, 1996 and the six months ended June 30, 1997 reflects the April 1997 acquisition of interests in all or a portion of seven Manhattan office buildings and a management company (the "Mendik Transaction") as if it had occurred on January 1, 1996. The pro forma financial information relating to this transaction was previously filed with the Securities and Exchange Commission.


   (c)            Exhibits. - None

Item 8.  Not Applicable.

(a)      Financial statements                                                                        Page
                                                                                                  Reference
                                                                                                  ---------
            Green Acres Mall and the Plaza at Green Acres
                  Independent Auditors' Report                                                       5
                  Statement of Revenues and Certain Expenses for the
                      year ended December 31, 1996 and the six
                      months ended June 30, 1997 and 1996                                            6
                  Notes to Financial Statements                                                      7

            90 Park Avenue
                  Independent Auditors' Report                                                      10
                  Statements of Revenues and Certain Expenses
                      for the year ended December 31, 1996 and the
                      six months ended June 30, 1997 and 1996                                       11
                  Notes to Financial Statements                                                     12

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Arbor Property Trust:

We have audited the statement of revenue and certain expenses of Green Acres Mall and The Plaza at Green Acres (the "Property"), described in Note 1, for the year ended December 31, 1996. This financial statement is the responsibility of the Property's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The statement of revenue and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in a Form 8-K to be filed by Vornado Realty Trust, as described in Note 1, and is not intended to be a complete presentation of the Property's revenue and expenses.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenue and certain expenses of the Property for the year ended December 31, 1996, in conformity with generally accepted accounting principles.


                                       /s/Arthur Andersen LLP



Philadelphia, Pa.,
   September 4, 1997

                  GREEN ACRES MALL AND THE PLAZA AT GREEN ACRES


                   STATEMENTS OF REVENUE AND CERTAIN EXPENSES

                                 (in thousands)



                                                                   For the
                                                                 Six Months
                                                                   Ended              For the
                                                                  June 30,          Year Ended
                                                            -------------------     December 31,
                                                            1997           1996        1996
                                                            ----           ----        ----
                                                                (unaudited)
REVENUE:
   Minimum and percentage rents                            $10,163       $ 9,988      $20,398
   Operating expense reimbursements                          7,619         7,098       15,294
   Other income                                                984           605        1,924
                                                           -------       -------      -------
                  Total revenue                             18,766        17,691       37,616
                                                           -------       -------      -------
CERTAIN EXPENSES:
     Maintenance, payroll and other
         operating expenses                                  2,758         3,286        6,647
     Utilities                                                 735           695        1,694
     Real estate taxes                                       4,493         4,271        8,768
     Provision for doubtful accounts                           319           177        1,120
                                                           -------       -------      -------
                  Total certain expenses                     8,305         8,429       18,229
                                                           -------       -------      -------
REVENUE IN EXCESS OF
     CERTAIN EXPENSES                                      $10,461       $ 9,262      $19,387
                                                           =======       =======      =======

   The accompanying notes are an integral part of these financial statements.

                  GREEN ACRES MALL AND THE PLAZA AT GREEN ACRES


               NOTES TO STATEMENTS OF REVENUE AND CERTAIN EXPENSES

                                DECEMBER 31, 1996



1.  BASIS OF PRESENTATION:

The statements of revenue and certain expenses reflect the operations of Green Acres Mall and the Plaza at Green Acres (the "Property"), located in Nassau County, New York. The Property is expected to be acquired by an affiliate of Vornado Realty Trust (the "Company") from Arbor Property Trust in December, 1997. The Property has aggregate net rentable area of approximately 1.6 million square feet. These statements of revenue and certain expenses are to be included in a Form 8-K to be filed by the Company, as the above described transaction has been deemed significant pursuant to the rules and regulations of the Securities and Exchange Commission.

The accounting records of the Property are maintained in accordance with generally accepted accounting principles. The accompanying financial statements exclude certain expenses such as interest, depreciation and amortization, professional fees, and other administrative costs not directly related to the future operations of the Property.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenue and expenses during the reporting period. The ultimate results could differ from those estimates.

The statements of revenue and certain expenses for the six month periods ended June 30, 1997 and 1996 are unaudited; however, in the opinion of management, all adjustments (consisting solely of normal recurring adjustments) necessary for the fair presentation of these statements of revenue and certain expenses for the interim periods have been included. The results for such interim periods are not necessarily indicative of the results for an entire year.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition

Minimum rental income is recognized from leases with scheduled rent increases on a straight-line basis over the lease term. Percentage rents and payments for taxes, insurance, utilities and maintenance by tenants are estimated and accrued.

3. UNUSUAL ITEMS

In the six month period ended June 30, 1997, the Property reversed reserves established in prior years of approximately $279,000 and increased operating expense reimbursement revenue by this amount. The Property plans to reverse a similar amount of reserves in each of the two remaining in 1997.

In the year ended December 31, 1996, the Property reduced accrued rent receivables by $530,000 as a result of certain leases which terminated, and recorded a corresponding charge to the provision for doubtful accounts. In the six month period ended June 30, 1996, the Property changed an estimate related to operating expense reimbursement revenue, resulting in a $480,000 decrease in revenue for this period.

4. LEASING ARRANGEMENTS

The Property as Lessor

The Property is leased to approximately 200 tenants, generally under non-cancelable operating leases. The leases generally provide for minimum rentals, plus percentage rental based upon the retail stores' sales volume. Percentage rentals were $1,803,000 for the year ended December 31, 1996 and were $841,000 (unaudited) and $853,000 (unaudited) for the six month periods ended June 30, 1997 and 1996 respectively. In addition, the tenants pay certain utility charges, and for most leases, reimburse their proportionate share of real estate taxes and common area expenses.

Future minimum rentals under existing leases at December 31, 1996 are as follows:

         Years Ending December 31,                             Amount
         -------------------------                             ------
         1997                                                $ 17,211,000
         1998                                                  16,918,000
         1999                                                  16,727,000
         2000                                                  15,894,000
         2001                                                  14,498,000
         Thereafter                                            82,009,000
                                                             ------------
                                                             $163,257,000
                                                             ============

As of December 31, 1996, sublease agreements have been signed with certain tenants of the Plaza at Green Acres, which generally provide for rentals based on a percentage of sales in addition to base rental. Sublease income of $35,752,000 will be received over the remaining terms of such subleases, and is included in the future minimum rentals table presented above. Such sublease income totaled $2,409,000 for the year ended December 31, 1996.

Property as Lessee

The Plaza at Green Acres (the "Plaza") is the lessee under a 30-year ground lease (with three six-year renewal options) in favor of an unrelated third party. In addition to specified rents, the Plaza lease requires the lessee to pay property taxes, insurance, operating expenses and additional rentals based on a percentage of revenues generated by the operations of the Plaza. No such additional rentals were paid in 1996. In accordance with generally accepted accounting principles, the portion of the lease related to the building is accounted for as a capital lease while the portion related to the land is accounted for as an operating lease.

The following is a schedule of future minimum lease payments under this lease as of December 31, 1996:

                                                                  Capital              Operating
                                                                   Lease                 Lease
                                                                 Component             Component               Total
                                                                 ---------             ---------               -----
     1997                                                       $   702,000           $   788,000          $ 1,490,000
     1998                                                           707,000               793,000            1,500,000
     1999                                                           707,000               793,000            1,500,000
     2000                                                           707,000               793,000            1,500,000
     2001                                                           707,000               793,000            1,500,000
     Thereafter                                                  26,610,000            29,890,000           56,500,000
                                                                -----------           -----------          -----------
                                                                $30,140,000           $33,850,000          $63,990,000
                                                                ===========           ===========          ===========

For the year ended December 31, 1996, total rental expense for the operating lease portion of this lease was $724,000, and for the six month periods ended June 30, 1997 and 1996 such rentals were $309,000 (unaudited) and $363,000 (unaudited), respectively.

                          INDEPENDENT AUDITORS' REPORT


To the Stockholders of Vornado Realty Trust

         We have audited the statement of revenues and certain expenses of Ninety Park Avenue, as described in Note 1 for the year ended December 31, 1996. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

         We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         The accompanying statement of revenues and certain expenses was prepared in compliance with the rules and regulations of the Securities and Exchange Commission, and as described in Note 1, is not intended to be a complete presentation of Ninety Park Avenue's revenue and expenses.

         In our opinion, the financial statement referred to above presents fairly, in all material respects, the statements of revenues and certain expenses of Ninety Park Avenue as described in Note 1 for the year ended December 31, 1996 in conformity with generally accepted accounting principles.



DELOITTE & TOUCHE LLP

Parsippany, New Jersey
September 11, 1997

                               NINETY PARK AVENUE
                  STATEMENTS OF REVENUES AND CERTAIN EXPENSES

                                 (in thousands)


                                                                                              For the
                                                      For the Six Months Ended                 Year
                                                 ----------------------------------            Ended
                                                 June 30, 1997        June 30, 1996      December 31, 1996
                                                 -------------        -------------      -----------------
                                                  (unaudited)          (unaudited)
REVENUES:
         Base rent                                  $12,418              $12,597              $25,173
         Tenant recoveries                            2,975                3,158                6,543
         Other income                                   264                  402                  599
                                                    -------              -------              -------
                Total Revenues                       15,657               16,157               32,315
                                                    -------              -------              -------

CERTAIN EXPENSES:
         Real estate taxes                            3,261                3,128                6,256
         Repairs & maintenance                          398                  335                  671
         Cleaning                                       864                  854                1,708
         Professional fees                              279                  184                  368
         Utilities                                    1,163                1,399                2,799
         Insurance                                       83                  136                  272
         Management fee                                  53                   53                  105
         Payroll                                        294                  364                  728
         Administrative                                  25                  111                  222
                                                    -------              -------              -------
                Total Certain Expenses                6,420                6,564               13,129
                                                    -------              -------              -------

REVENUES IN EXCESS OF
          CERTAIN EXPENSES                          $ 9,237              $ 9,593              $19,186
                                                    =======              =======              =======

See notes to Statements of Revenues and Certain Expenses.

                               NINETY PARK AVENUE
              NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES


Note 1 - ORGANIZATION AND BASIS OF PRESENTATION

Ninety Park Avenue is an office building located at 90 Park Avenue, New York, N.Y. (the "Property"). The Property was owned and operated by Carol Management Corporation ("CMC"), Howard Kaskel, Anita Kaskel, Roe and Carole Schragis as tenants-in-common. As of August 19, 1996, the owners each transferred their interests in the Property to wholly-owned Limited Liability Companies (LLCs). The new owners are SBK Realty Holdings LLC, Pine Real Estate LLC, Dolphin Realty LLC, and Tulip Holdings LLC.

The statements of revenues and certain expenses reflect the operations of the Property. The Property has aggregate net rentable area of approximately 875,000 square feet (96% leased as of December 31, 1996).

The accounting records of the Property are maintained in accordance with generally accepted accounting principles. The accompanying financial statements exclude certain expenses such as interest, depreciation and amortization, certain professional fees, and other costs not directly related to the future operations of the Property.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. The ultimate results could differ from those estimates.

The statements of revenues and certain expenses for the six month periods ended June 30, 1997 and 1996 are unaudited; however, in the opinion of management, all adjustments (consisting solely of normal recurring adjustments) necessary for the fair presentation of these statements of revenue and certain expenses for the interim periods have been included. The results for such interim periods are not necessarily indicative of the results for an entire year.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition

Rental income is recognized from leases with scheduled rent increases on a straight-line basis over the lease term. Differences between the straight-line rent and amounts currently due amounted to $234,000 for the year ended December 31, 1996, and $235,000 and $160,000 for the six month periods ended June 30, 1997 and 1996, respectively, and are included in base rent on the accompanying statements of revenues and certain expenses. Escalation rents based upon payments for taxes, insurance, utilities and maintenance by tenants are estimated and accrued.

Note 3 - RELATED PARTY TRANSACTIONS

Doral Sports Training Center, an entity related to the Tenancy-In-Common, occupies space at Ninety Park Avenue on a month-to-month basis. Rental income from this affiliate for the year ended December 31, 1996 aggregated approximately $132,300.

Note 4 - OPERATING LEASES

The Tenancy-In-Common leases office space to various tenants with lease terms expiring in various years through 2015. Approximately 55% of total rental income was earned from one tenant in the building. The following is a schedule, by years, of the approximate minimum future rentals required under these operating leases as of December 31, 1996:

                 Year Ending
                December 31,                               Amount
                ------------                               ------
                    1997                                $ 24,350,000
                    1998                                  24,559,000
                    1999                                  23,717,000
                    2000                                  22,405,000
                    2001                                  22,383,000
                 Thereafter                              204,379,000
                                                         -----------

                    Total                               $321,793,000
                                                        ============

                                                                                                     Reference
                                                                                                       Page
                                                                                                     ---------
(b)     Pro forma financial information
                Condensed Consolidated Pro forma Balance Sheet
                     as at June 30, 1997                                                                15
                Condensed Consolidated Pro forma Income Statement
                     for the six months ended June 30, 1997                                             16
                Condensed Consolidated Pro forma Income Statement
                     for the year ended December 31, 1996                                               18
                Notes to Condensed Consolidated Pro forma Financial
                     Statements                                                                         20

                Mendik Transaction Only
                Condensed Consolidated Pro forma Income Statement for
                     the six months ended June 30, 1997                                                 21
                Notes to Condensed Consolidated Pro forma Income
                     Statement for the six months ended June 30, 1997                                   23
                Condensed Consolidated Pro forma Income Statement
                     for the year ended December 31, 1996                                               24
                Notes to Condensed Consolidated Pro forma Income
                     Statement for the year ended December 31, 1996                                     26

        The unaudited condensed consolidated pro forma financial information attached presents (i) the condensed consolidated pro forma statement of income for the Operating Partnership for the year ended December 31, 1996 and the six months ended June 30, 1997, as if the restructuring of the 90 Park Avenue mortgage and the $185,000,000 purchase price therefor and the merger with Arbor Property Trust had occurred on January 1, 1996 and (ii) the condensed consolidated pro forma balance sheet of the Operating Partnership as of June 30, 1997, as if the 90 Park Avenue and Arbor Property Trust transactions had occurred on June 30, 1997.

        The "Vornado/Mendik" column included in the pro forma statements of income for the year ended December 31, 1996 and the six months ended June 30, 1997 reflects the April 1997 acquisition of interests in all or a portion of seven Manhattan office buildings and a management company (the "Mendik Transaction") as if it had occurred on January 1, 1996. The pro forma financial information relating to this transaction was previously filed with the Securities and Exchange Commission.

        The unaudited condensed consolidated pro forma financial information is not necessarily indicative of what the Operating Partnership's actual results of operations or financial position would have been had these transactions been consummated on the dates indicated, nor does it purport to represent the Operating Partnership's results of operations or financial position for any future period. The results of operations for the period ended June 30, 1997 are not necessarily indicative of the operating results for the full year.

        The unaudited condensed consolidated pro forma financial information should be read in conjunction with the Consolidated Financial Statements and notes thereto included in Vornado's consolidated financial statements and notes thereto included in Vornado's Annual Report on Form 10-K for the year ended December 31, 1996, as amended, and the Quarterly Report on Form 10-Q for the period ended June 30, 1997 and the financial statements of the significant entities involved in the Mendik Transaction previously included in the Company's Current Report on Form 8-K, dated March 12, 1997, as amended and the financial statements of 90 Park Avenue and Green Acres Mall and the Plaza at Green Acres included herein. In management's opinion, all adjustments necessary to reflect the transactions have been made.

                 CONDENSED CONSOLIDATED PRO FORMA BALANCE SHEET
                                  JUNE 30, 1997
                             (AMOUNTS IN THOUSANDS)

                                                                           HISTORICAL                                OPERATING
                                                         HISTORICAL      ARBOR PROPERTY          PRO FORMA          PARTNERSHIP
                                                          VORNADO            TRUST              ADJUSTMENTS          PRO FORMA
                                                          -------            -----              -----------          ---------
ASSETS:
     Real estate, net                                   $  877,427          $141,898           $ 185,000 (A)        $1,290,150
                                                                                                 102,100 (B)
                                                                                                 (16,275)(B)
     Cash and cash equivalents                             260,485                                                     260,485
     Investment in and advances to
        Alexander's, Inc.                                  108,100                                                     108,100
     Investment in partnerships                             38,275                                                      38,275
     Investment in and advances to
        management companies                                13,008                                                      13,008
     Officer's deferred compensation
        expense                                             10,419                                                      10,419
     Mortgage loans receivable                             243,001                              (185,000)(A)            58,001
     Receivable arising from straight-
        lining of rents                                     19,619                                                      19,619
     Other assets                                           72,362            13,180                                    85,542
                                                        ----------          --------           ---------            ----------
                                                        $1,642,696          $155,078           $  85,825            $1,883,599
                                                        ==========          ========           =========            ==========

LIABILITIES:
     Notes and mortgages payable                        $  859,283          $124,873                                $  984,156
     Deferred leasing fee income                            10,550                                                      10,550
     Officer's deferred compensation
        payable                                             25,000                                                      25,000
     Other liabilities                                      30,429            13,930                                    44,359
                                                        ----------          --------           ---------            ----------
                                                           925,262           138,803                   -             1,064,065
                                                        ----------          --------           ---------            ----------

EQUITY                                                     717,434            16,275             102,100 (B)           819,534
                                                                                                 (16,275)(B)
                                                        ----------          --------           ---------            ----------
                                                        $1,642,696          $155,078           $  85,825            $1,883,599
                                                        ==========          ========           =========            ==========

                CONDENSED CONSOLIDATED PRO FORMA INCOME STATEMENT
                     FOR THE SIX MONTHS ENDED JUNE 30, 1997
                 (AMOUNTS IN THOUSANDS, EXCEPT PER UNIT AMOUNTS)

                                                                      VORNADO/        HISTORICAL      HISTORICAL
                                                                       MENDIK       ARBOR PROPERTY      90 PARK
                                                                    PRO FORMA (1)       TRUST            AVENUE
                                                                    -------------       -----            ------
 REVENUES:
       Property rentals                                              $ 100,174         $11,147          $12,418
       Expense reimbursements                                           18,069           7,619            2,975
       Other income                                                      1,892                              264
                                                                     ----------        --------         --------
                                                                       120,135          18,766           15,657
                                                                     ----------        --------         --------
 EXPENSES:
       Operating                                                        39,463           8,305            6,420
       Depreciation and amortization                                    13,479
       General and administrative                                        5,825
       Amortization of officer's deferred
         compensation expense                                           12,498
                                                                     ----------        --------         --------
                                                                        71,265           8,305            6,420
                                                                     ----------        --------         --------
 Operating income                                                       48,870          10,461            9,237
       Income applicable to Alexander's                                  2,842
       Equity in net income of management companies                      1,484
       Equity in net income of investees                                   920
       Interest income on mortgage loans receivable                      4,305
       Interest and dividend income                                      7,673
       Interest and debt expense                                       (20,780)

       Net gain on marketable securities                                   579
                                                                     ----------        --------         --------
 Net income                                                             45,893          10,461            9,237
 Preferred unit distributions                                           (9,992)
 Preferred allocations                                                  (5,184)
                                                                     ----------        --------         --------
 Net income applicable to Class A units                              $  30,717         $10,461          $ 9,237
                                                                     ==========        ========         ========
 Net income per Class A unit, based on 26,718,841
       and 28,217,382 units, respectively                            $    1.14
                                                                     ==========

 OTHER DATA:
 Funds from Operations ("FFO") (2):
 Net income applicable to Class A units                              $  30,717         $10,461          $ 9,237
 Depreciation and amortization of real property                         10,438
 Straight-lining of property rentals for rent escalations                 (938)           (225)            (235)
 Leasing fees received in excess of income
       recognized                                                        2,383
 Proportionate share of adjustments to income
       from equity investments to arrive at FFO                          1,719
 Non-recurring lease cancellation income and write-off
       of related costs                                                (11,581)
                                                                     ----------        --------         --------
                                                                     $  32,738         $10,236          $ 9,002
                                                                     ==========        ========         ========

 CASH FLOW PROVIDED BY (USED) IN:
        Operating activities                                         $  53,714         $ 9,424          $12,678
        Investing activities                                         $(964,103)        $     -          $     -
        Financing activities                                         $ 975,383         $     -          $     -




                                                                                           OPERATING
                                                                      PRO FORMA           PARTNERSHIP
                                                                     ADJUSTMENTS           PRO FORMA
                                                                     -----------           ---------
 REVENUES:
       Property rentals                                                                    $ 123,739
       Expense reimbursements                                                                 28,663
       Other income                                                                            2,156
                                                                                           ----------
                                                                                             154,558
                                                                                           ----------
 EXPENSES:
       Operating                                                                              54,188
       Depreciation and amortization                                 $  3,129 (C)             16,608
       General and administrative                                                              5,825
       Amortization of officer's deferred
         compensation expense                                                                 12,498
                                                                     ---------             ----------
                                                                        3,129                 89,119
                                                                     ---------             ----------
 Operating income                                                      (3,129)                65,439
       Income applicable to Alexander's                                                        2,842
       Equity in net income of management companies                                            1,484
       Equity in net income of investees                                                         920
       Interest income on mortgage loans receivable                    (3,045)(D)              1,260
       Interest and dividend income                                                            7,673
       Interest and debt expense                                       (4,410)(E)            (29,745)
                                                                       (4,555)(F)
       Net gain on marketable securities                                                         579
                                                                     ---------             ----------
 Net income                                                           (15,139)                50,452
 Preferred unit distributions                                                                 (9,992)
 Preferred allocations                                                                        (5,184)
                                                                     ---------             ----------
 Net income applicable to Class A units                              $(15,139)             $  35,276
                                                                     =========             ==========
 Net income per Class A unit, based on 26,718,841
       and 28,217,382 units, respectively                                                  $    1.25
                                                                                           ==========

 OTHER DATA:
 Funds from Operations ("FFO") (2):
 Net income applicable to Class A units                              $(15,139)             $  35,276
 Depreciation and amortization of real property                         3,129                 13,567
 Straight-lining of property rentals for rent escalations                                     (1,398)
 Leasing fees received in excess of income
       recognized                                                                              2,383
 Proportionate share of adjustments to income
       from equity investments to arrive at FFO                                                1,719
 Non-recurring lease cancellation income and write-off
       of related costs                                                                      (11,581)
                                                                     ---------             ----------
                                                                     $(12,010)             $  39,966
                                                                     =========             ==========

 CASH FLOW PROVIDED BY (USED) IN:
        Operating activities                                         $(12,010)             $  63,806
        Investing activities                                         $      -              $(964,103)
        Financing activities                                         $      -              $ 975,383

(1) See Condensed Consolidated Pro Forma Income Statement for the Six Months Ended June 30, 1997 on page 21.

(2) Funds from operations does not represent cash generated from operating activities in accordance with generally accepted accounting principles and is not necessarily indicative of cash available to fund cash needs which is disclosed in the Consolidated Statements of Cash Flows for the applicable periods. There are no material legal or functional restrictions on the use of funds from operations. Funds from operations should not be considered as an alternative to net income as an indicator of the Operating Partnership's operating performance or as an alternative to cash flows as a measure of liquidity. Management considers funds from operations a supplemental measure of Operating performance and along with cash flow from operating activities, financing activities, and investing activities, it provides investors with an indication of the ability of the Company to incur and service debt, to make capital expenditures and to fund other cash needs. Funds from operations may not be comparable to similarly titled measures employed by other REITs since a number of REITs, including the Company's, method of calculating funds from operations is different from that used by NAREIT. Funds from operations, as defined by NAREIT, represents net income applicable to common shares before depreciation and amortization, extraordinary items and gains or losses on sales of real estate. Funds from operations as disclosed above has been modified to adjust for the effect of straight-lining of property rentals for rent escalations and leasing fee income.

                CONDENSED CONSOLIDATED PRO FORMA INCOME STATEMENT
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                 (AMOUNTS IN THOUSANDS, EXCEPT PER UNIT AMOUNTS)


                                                             VORNADO/           HISTORICAL          HISTORICAL
                                                              MENDIK          ARBOR PROPERTY         90 PARK
                                                            PRO FORMA (1)         TRUST              AVENUE
                                                            -------------         -----              ------
REVENUES:
      Property rentals                                       $ 181,712           $22,322            $25,173
      Expense reimbursements                                    40,195            15,294              6,543
      Other income                                               2,819                                  599
                                                             ----------          --------           --------
                                                               224,726            37,616             32,315
                                                             ----------          --------           --------
EXPENSES:
      Operating                                                 83,180            18,229             13,129
      Depreciation and amortization                             35,559
      General and administrative                                 8,162
      Amortization of officer's deferred compensation
         expense                                                 2,083
                                                             ----------          --------           --------
                                                               128,984            18,229             13,129
                                                             ----------          --------           --------
Operating income                                                95,742            19,387             19,186
      Income applicable to Alexander's                           7,956
      Equity in net income of management companies               3,326
      Equity in net income of investees                          3,418
      Interest income on mortgage note receivable                2,579
      Interest and dividend income                               5,667
      Interest and debt expense                                (31,708)

      Net gain on marketable securities                            913
                                                             ----------          --------           --------
Net income                                                      87,893            19,387             19,186
Preferred unit distributions                                   (19,800)
Preferential allocations                                       (10,372)
                                                             ----------          --------           --------
Net income applicable to Class A units                       $  57,721           $19,387            $19,186
                                                             ==========          ========           ========
Net income per Class A unit, based on
      24,603,442 and 26,101,983 units, respectively          $    2.35
                                                             ==========

OTHER DATA:
Funds from Operations (2):
      Net income applicable to Class A units                 $  57,721           $19,387            $19,186
      Depreciation and amortization of real property            34,553
      Straight-lining of property rent escalations             (11,530)             (396)              (234)
      Leasing fees received in excess of income
         recognized                                              1,805
      Proportionate share of adjustments to income
         from equity investments to arrive at FFO                   17
                                                             ----------          --------           --------
                                                             $  82,566           $18,991            $18,952
                                                             ==========          ========           ========

CASH FLOW PROVIDED BY (USED) IN:
        Operating activities                                 $ 109,377           $22,551            $18,952
        Investing activities                                 $(321,988)          $   -              $   -
        Financing activities                                 $ 243,457           $   -              $   -





                                                                                        OPERATING
                                                              PRO FORMA                PARTNERSHIP
                                                             ADJUSTMENTS                PRO FORMA
                                                             -----------                ---------
REVENUES:
      Property rentals                                                                  $ 229,207
      Expense reimbursements                                                               62,032
      Other income                                                                          3,418
                                                                                        ----------
                                                                                          294,657
                                                                                        ----------
EXPENSES:
      Operating                                                                           114,538
      Depreciation and amortization                          $   6,257 (C)                 41,816
      General and administrative                                                            8,162
      Amortization of officer's deferred compensation
         expense                                                                            2,083
                                                             ----------                 ----------
                                                                 6,257                    166,599
                                                             ----------                 ----------
Operating income                                                (6,257)                   128,058
      Income applicable to Alexander's                                                      7,956
      Equity in net income of management companies                                          3,326
      Equity in net income of investees                                                     3,418
      Interest income on mortgage note receivable                                           2,579
      Interest and dividend income                                                          5,667
      Interest and debt expense                                (12,775)(E)                (53,940)
                                                                (9,457)(F)
      Net gain on marketable securities                                                       913
                                                             ----------                 ----------
Net income                                                     (28,489)                    97,977
Preferred unit distributions                                                              (19,800)
Preferential allocations                                                                  (10,372)
                                                             ----------                 ----------
Net income applicable to Class A units                       $ (28,489)                 $  67,805
                                                             ==========                 ==========
Net income per Class A unit, based on
      24,603,442 and 26,101,983 units, respectively                                     $    2.60
                                                                                        ==========

OTHER DATA:
Funds from Operations (2):
      Net income applicable to Class A units                 $ (28,489)                 $  67,805
      Depreciation and amortization of real property             6,257                     40,810
      Straight-lining of property rent escalations                                        (12,160)
      Leasing fees received in excess of income
         recognized                                                                         1,805
      Proportionate share of adjustments to income
         from equity investments to arrive at FFO                                              17
                                                             ----------                 ----------
                                                             $ (22,232)                 $  98,277
                                                             ==========                 ==========

CASH FLOW PROVIDED BY (USED) IN:
        Operating activities                                 $ (15,975)                 $ 134,905
        Investing activities                                 $(185,000)                 $(506,988)
        Financing activities                                 $ 185,000                  $ 428,457

(1) See Condensed Consolidated Pro Forma Income Statement for the Year Ended December 31, 1996 on page 24.

(2) Funds from operations does not represent cash generated from operating activities in accordance with generally accepted accounting principles and is not necessarily indicative of cash available to fund cash needs which is disclosed in the Consolidated Statements of Cash Flows for the applicable periods. There are no material legal or functional restrictions on the use of funds from operations. Funds from operations should not be considered as an alternative to net income as an indicator of the Operating Partnership's operating performance or as an alternative to cash flows as a measure of liquidity. Management considers funds from operations a supplemental measure of Operating performance and along with cash flow from operating activities, financing activities, and investing activities, it provides investors with an indication of the ability of the Company to incur and service debt, to make capital expenditures and to fund other cash needs. Funds from operations may not be comparable to similarly titled measures employed by other REITs since a number of REITs, including the Company's, method of calculating funds from operations is different from that used by NAREIT. Funds from operations, as defined by NAREIT, represents net income applicable to common shares before depreciation and amortization, extraordinary items and gains or losses on sales of real estate. Funds from operations as disclosed above has been modified to adjust for the effect of straight-lining of property rentals for rent escalations and leasing fee income.

         NOTES TO CONDENSED CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS
                (AMOUNTS IN THOUSANDS, EXCEPT PER UNIT AMOUNTS)


ARBOR ACQUISITION:

         The Arbor acquisition will be recorded under "purchase accounting". The total purchase price is comprised of:

          Issuance of Vornado Realty
              Trust common shares                   $ 102,100
          Debt                                        124,873
                                                    ---------
                                                    $ 226,973
                                                    ==========

The purchase cost has been allocated in the pro forma financial statements to real estate.

         The pro forma financial statements assume that Arbor shareholders elect to exchange their common shares entirely for common shares of Vornado Realty Trust. For purposes of comparison, if 50% of Arbor shareholders elect to receive Series A Convertible Preferred Shares of Vornado Realty Trust in lieu of common shares of Vornado Realty Trust, the units of the Operating Partnership issued to Vornado Realty Trust would be adjusted and income applicable to Class A units would be $33,739 and $64,732 or $1.23 and $2.55 per unit for the six months ended June 30, 1997 and the year ended December 31, 1996, respectively.


90 PARK AVENUE:

         The restructuring of the 90 Park Avenue mortgage is reflected in the pro forma financial statements by reclassifying such investment as real estate. The Historical Vornado column in the Condensed Consolidated Pro Forma Balance Sheet includes the $185,000 purchase price for such mortgage as part of mortgage loans receivable.


FOOTNOTES:

(A)      Reclassification of investment in 90 Park Avenue to real estate.

(B) Assumed issuance of 1,498,541 Operating Partnership Class A units to Vornado Realty Trust, which is assumed to have issued its common sharess, with a fair value of $102,100 (based on an average price of $68.133 per share), in exchange for all of the common shares of Arbor.

(C) Depreciation based on allocation of the Arbor purchase price and the reclassification of the 90 Park Avenue investment to real estate.

(D) Elimination of interest income earned on mortgage loan receivable from 90 Park Avenue for the period from May 7, 1997 (date of acquisition of the mortgage loan) to June 30, 1997.

(E) Reflects interest expense of $4,410 and $12,775 for the six months ended June 30, 1997 (January 1, 1997 to May 6, 1997) and for the year ended December 31, 1996, respectively, on the 90 Park Avenue investment of $185,000, based on an average interest rate of approximately 7.0%.

(F) Reflects interest expense of $4,555 and $9,457 for the six months ended June 30, 1997 and for the year ended December 31, 1996, respectively, on Arbor debt.

                CONDENSED CONSOLIDATED PRO FORMA INCOME STATEMENT
                     FOR THE SIX MONTHS ENDED JUNE 30, 1997
                 (AMOUNTS IN THOUSANDS, EXCEPT PER UNIT AMOUNTS)


                                                                         HISTORICAL
                                                                           MENDIK                                   VORNADO/
                                                        HISTORICAL     JANUARY 1, 1997       PRO FORMA               MENDIK
                                                          VORNADO     TO APRIL 14, 1997     ADJUSTMENTS             PRO FORMA
                                                          -------     -----------------     -----------             ---------
 REVENUES:
       Property rentals                             $  63,471              $ 34,928        $   1,775 (A)            $ 100,174
       Expense reimbursements                          15,161                 2,908                                    18,069
       Other income                                     1,327                 3,187           (2,622)(B)                1,892
                                                    ----------             ---------       ----------               ----------
                                                       79,959                41,023             (847)                 120,135
                                                    ----------             ---------       ----------               ----------
 EXPENSES:
       Operating                                       26,658                12,805                                    39,463
       Depreciation and amortization                    8,429                 4,682              368 (C)               13,479
       General and administrative                       4,748                 2,684           (1,607)(B)                5,825
       Amortization of officer's deferred
         compensation expense                          12,498                                                          12,498
                                                    ----------             ---------       ----------               ----------
                                                       52,333                20,171           (1,239)                  71,265
                                                    ----------             ---------       ----------               ----------
 Operating income                                      27,626                20,852              392                   48,870
       Income applicable to Alexander's                 2,842                                                           2,842
       Equity in net income of management
          companies                                       520                                    964 (B)                1,484
       Equity in net income of investees                  282                   362              276 (D)                  920
       Interest income on mortgage loans
          receivable                                    4,305                                                           4,305
       Interest and dividend income                     6,774                   899                                     7,673
       Interest and debt expense                      (17,350)               (7,967)           4,537 (E)              (20,780)
       Net gain on marketable securities                  579                                                             579
                                                    ----------             ---------       ----------               ----------
 Net income                                            25,578                14,146            6,169                   45,893
 Preferred unit distributions                          (4,855)                                (5,137)(F)               (9,992)
 Preferred allocations                                 (2,100)                                (3,084)(G)               (5,184)
                                                    ----------             ---------       ----------               ----------
 Net income applicable to Class A units             $  18,623              $ 14,146        $  (2,052)               $  30,717
                                                    ==========             =========       ==========               ==========
 Net income per Class A unit, based on
       26,718,841 units                             $    0.70                                                       $    1.14
                                                    ==========                                                      ==========

 OTHER DATA:
 Funds from Operations (1):
 Net income applicable to Class A units             $  18,623              $ 14,146        $  (2,052)               $  30,717
 Depreciation and amortization of real
    property                                            7,857                 2,581              368                   10,438
 Straight-lining of property rentals for
    rent escalations                                   (2,567)                1,629           (1,775)                    (938)
 Leasing fees received in excess of income
    recognized                                          2,383                                                           2,383
 Proportionate share of adjustments to net
    income of investees to arrive at funds
    from operations                                       887                   832                                     1,719
 Non-recurring lease cancellation income
    and write-off of related costs                                          (11,581)                                  (11,581)
                                                    ----------             ---------       ----------               ----------
                                                    $  27,183              $  7,607        $  (3,459)               $  32,738
                                                    ==========             =========       ==========               ==========

CASH FLOW PROVIDED BY (USED) IN:
        Operating activities                        $  50,989              $   (671)       $   3,396                $  53,714
        Investing activities                        $(629,813)             $ (5,652)       $(328,638)               $(964,103)
        Financing activities                        $ 688,954              $ (3,858)       $ 290,287                $ 975,383

(1) Funds from operations does not represent cash generated from operating activities in accordance with generally accepted accounting principles and is not necessarily indicative of cash available to fund cash needs which is disclosed in the Consolidated Statements of Cash Flows for the applicable periods. There are no material legal or functional restrictions on the use of funds from operations. Funds from operations should not be considered as an alternative to net income as an indicator of the Operating Partnership's operating performance or as an alternative to cash flows as a measure of liquidity. Management considers funds from operations a supplemental measure of Operating performance and along with cash flow from operating activities, financing activities, and investing activities, it provides investors with an indication of the ability of the Company to incur and service debt, to make capital expenditures and to fund other cash needs. Funds from operations may not be comparable to similarly titled measures employed by other REITs since a number of REITs, including the Company's, method of calculating funds from operations is different from that used by NAREIT. Funds from operations, as defined by NAREIT, represents net income applicable to common shares before depreciation and amortization, extraordinary items and gains or losses on sales of real estate. Funds from operations as disclosed above has been modified to adjust for the effect of straight-lining of property rentals for rent escalations and leasing fee income.

           NOTES TO CONDENSED CONSOLIDATED PRO FORMA INCOME STATEMENT
                     FOR THE SIX MONTHS ENDED JUNE 30, 1997
                (Amounts in thousands, except per unit amounts)

(A) To adjust rentals for the period from January 1, 1997 to April 14, 1997 arising from the straight-lining of property rentals for rent escalations based on the remaining terms of the applicable leases.

(B) To reflect adjustments required to record the Operating Partnership's investment in the Mendik management company for the period from January 1, 1997 to April 14, 1997 under the equity method of accounting.

(C) Increase in depreciation for the period from January 1, 1997 to April 14, 1997 due to allocation of purchase price.

(D) Increase in equity in investees for the period from January 1, 1997 to April 14, 1997 due to net decrease in interest expense on refinanced debt.

(E) Reflects decrease in interest expense and loan cost amortization for the period from January 1, 1997 to April 14, 1997 resulting from the reduction and refinancing of debt.

(F) To reflect unit distributions at a rate of 6.50% plus amortization of the underwriting discount for the period from January 1, 1997 to April 14, 1997 on the proportionate number of Series A Preferred Shares used to fund the acquisition.

(G) To reflect preferential allocations for the period from January 1, 1997 to April 14, 1997.

                Condensed Consolidated Pro Forma Income Statement
                      For the Year Ended December 31, 1996
                 (Amounts in thousands, except per unit amounts)



                                                                                                                       Vornado/
                                                                  Historical      Historical        Pro Forma           Mendik
                                                                   Vornado          Mendik         Adjustments         Pro Forma
                                                                   -------          ------         -----------         ---------
REVENUES:
      Property rentals                                             $ 87,424        $ 87,261        $  7,071 (A)        $ 181,712
                                                                                                        (44)(B)
      Expense reimbursements                                         26,644          13,551                               40,195
      Other income                                                    2,819           5,378          (5,378)(B)            2,819
                                                                   ---------       ---------       ---------           ----------
                                                                    116,887         106,190           1,649              224,726
                                                                   ---------       ---------       ---------           ----------
EXPENSES:
      Operating                                                      36,412          46,691             (39)(B)           83,180
                                                                                                        116 (F)
      Depreciation and amortization                                  11,589          14,133            (144)(B)           35,559
                                                                                                      9,981 (D)
      General and administrative                                      5,167           6,783          (3,788)(B)            8,162
      Amortization of officer's deferred compensation
         expense                                                      2,083                                                2,083
                                                                   ---------       ---------       ---------           ----------
                                                                     55,251          67,607           6,126              128,984
                                                                   ---------       ---------       ---------           ----------
Operating income                                                     61,636          38,583          (4,477)              95,742
      Income applicable to Alexander's                                7,956                                                7,956
      Equity in net income of management companies                    1,855                           1,471 (B)            3,326
      Equity in net income of investees                                               1,663           1,755 (G)            3,418
      Interest income on mortgage note receivable                     2,579                                                2,579
      Interest and dividend income                                    3,151           2,536             (20)(B)            5,667
      Interest and debt expense                                     (16,726)        (23,998)          9,016 (C)          (31,708)
      Net gain on marketable securities                                 913                                                  913
                                                                   ---------       ---------       ---------           ----------
Net income                                                           61,364          18,784           7,745               87,893
Preferred unit distributions                                              -               -         (19,800)(E)          (19,800)
Preferential allocations                                                  -               -         (10,372)(H)          (10,372)
                                                                   ---------       ---------       ---------           ----------
Net income applicable to Class A units                             $ 61,364        $ 18,784        $(22,427)           $  57,721
                                                                   =========       =========       =========           ==========
Net income per Class A unit, based on
      24,603,442 units                                             $   2.49                                            $    2.35
                                                                   =========                                           ==========

OTHER DATA:
Funds from Operations (1):
      Net income applicable to Class A units                       $ 61,364        $ 18,784        $(22,427)           $  57,721
      Depreciation and amortization of real property                 10,583          14,133           9,837               34,553
      Straight-lining of property rent escalations                   (2,676)         (1,783)         (7,071)             (11,530)
      Leasing fees received in excess of income
         recognized                                                   1,805                                                1,805
      Proportionate share of adjustments to income
         from equity investments to arrive at FFO                    (1,760)          2,747            (970)                  17
                                                                   ---------       ---------       ---------           ----------
                                                                   $ 69,316        $ 33,881        $(20,631)           $  82,566
                                                                   =========       =========       =========           ==========

CASH FLOW PROVIDED BY (USED) IN:
        Operating activities                                       $ 70,703        $ 29,267        $  9,407            $ 109,377
        Investing activities                                       $ 14,912        $ (8,262)      $(328,638)           $(321,988)
        Financing activities                                       $(15,046)       $(11,706)       $270,209            $ 243,457

(1) Funds from operations does not represent cash generated from operating activities in accordance with generally accepted accounting principles and is not necessarily indicative of cash available to fund cash needs which is disclosed in the Consolidated Statements of Cash Flows for the applicable periods. There are no material legal or functional restrictions on the use of funds from operations. Funds from operations should not be considered as an alternative to net income as an indicator of the Operating Partnership's operating performance or as an alternative to cash flows as a measure of liquidity. Management considers funds from operations a supplemental measure of Operating performance and along with cash flow from operating activities, financing activities, and investing activities, it provides investors with an indication of the ability of the Company to incur and service debt, to make capital expenditures and to fund other cash needs. Funds from operations may not be comparable to similarly titled measures employed by other REITs since a number of REITs, including the Company's, method of calculating funds from operations is different from that used by NAREIT. Funds from operations, as defined by NAREIT, represents net income applicable to common shares before depreciation and amortization, extraordinary items and gains or losses on sales of real estate. Funds from operations as disclosed above has been modified to adjust for the effect of straight-lining of property rentals for rent escalations and leasing fee income.

           NOTES TO CONDENSED CONSOLIDATED PRO FORMA INCOME STATEMENT
                       FOR THE YEAR ENDED DECEMBER 31,1996
                (Amounts in thousands, except per unit amounts)


(A) To adjust rentals arising from the straight-lining of property rentals for rent escalations based on the remaining terms of the applicable leases.
(B) To reflect adjustments required to record the Operating Partnership's investment in the Mendik management company under the equity method of accounting.
(C) Reflects decrease in interest expense and loan cost amortization resulting from the reduction and refinancing of debt.
(D) Increase in depreciation due to preliminary allocation of purchase price.
(E) To reflect unit distributions at a rate of 6.50% plus amortization of the underwriting discount on the proportionate number of Series A Preferred Shares used to fund the acquisition.
(F)      Increase in operating expenses due to contract changes.
(G) Increase in equity in investees, due to net decrease in interest expense on refinanced debt.
(H)      To reflect preferential allocations.

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
                               VORNADO REALTY L.P.


                                   SIGNATURES






Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                                 VORNADO REALTY L.P.
                                                   (Registrant)

                                            By:   Vornado Realty Trust,
                                                    General Partner


Date:  September 10, 1997                           /s/ Joseph Macnow
                                            -------------------------
                                                   JOSEPH MACNOW
                                                   Vice President,
                                              Chief Financial Officer

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